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                                                                    EXHIBIT 4
                                    GUARANTY


                  This Guaranty is made as of the 6th day of June, 2001, by Select Comfort Retail Corporation, a Minnesota corporation, Select Comfort Direct Corporation, a Minnesota corporation, Select Comfort SC Corporation, a Minnesota corporation, Direct Call Centers, Inc., a Minnesota Corporation, and selectcomfort.com corporation, a Minnesota corporation (individually, a "Guarantor" and collectively, the "Guarantors"), in favor of St. Paul Venture Capital VI, LLC, a Delaware limited liability company, as agent for the holders of the Notes referred to below (the "Collateral Agent").

                  WHEREAS, Select Comfort Corporation, a Minnesota corporation (the "Company"), and the Purchasers named in Schedule 1 to the Note Purchase Agreement referred to below, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchasers"), have entered into a Note Purchase Agreement dated the date hereof (as amended, modified or supplemented from time to time, the "Note Purchase Agreement") pursuant to which the Purchasers have purchased or will purchase from the Company those certain Senior Secured Convertible Notes of the Company payable to the Purchasers, or their registered assigns, in the aggregate original principal amount of up to $12,000,000 (together with any note or notes issued in exchange or substitution therefor, collectively, the "Notes").

                  WHEREAS, pursuant to the terms of the Note Purchase Agreement, each of the Subsidiaries (as defined in the Note Purchase Agreement) of the Company is required to guaranty the Notes and the obligations of the Company under the Note Purchase Agreement by executing and delivering to the Collateral Agent this Guaranty.

                  WHEREAS, the Guarantors are wholly-owned Subsidiaries of the Company.

                  WHEREAS, as wholly-owned Subsidiaries of the Company, the Guarantors expect to receive substantial economic benefits from the issuance and sale of the Notes under the Note Purchase Agreement.

                  NOW, THEREFORE, the Guarantors, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

                  1. All capitalized terms that are used but not otherwise defined herein shall have the respective meanings given them in the Note Purchase Agreement.

                  2. Each of the Guarantors hereby absolutely and unconditionally jointly and severally guarantees the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of (i) the principal of and interest on the Notes; and (ii) each and every other sum now or hereafter owing to any of the holders of the Notes under the Note Purchase Agreement, the Notes or any of the other Transaction Documents,

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including any renewals, extensions or modifications thereof (all of said sums being hereinafter called the "Indebtedness").

                  3. The Guarantors will jointly and severally pay all reasonable and documented costs and expenses (including without limitation reasonable attorneys' fees and disbursements) paid or incurred by the Collateral Agent in endeavoring to collect the Indebtedness or in enforcing this Guaranty.

                  4. No act or thing need occur to establish the liability of the Guarantors hereunder, and, with the exception of full payment, no act or thing (including without limitation a discharge in bankruptcy of the Indebtedness and/or the running of the statute of limitations) relating to the Indebtedness which, but for this provision, could act as a release of the liabilities of the Guarantors hereunder, shall in any way exonerate the Guarantors or affect, impair, reduce or release this Guaranty and the liability of the Guarantors hereunder.

                  5. The liability of a Guarantor hereunder and under the other Transaction Documents to which such Guarantor is a party shall not be affected or impaired in any way by any of the following acts or things (which the Collateral Agent and the holders of the Indebtedness, or any of them, are hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of the Guarantors): (i) any acceptance of collateral security or other guarantors, accommodation parties or sureties for any or all Indebtedness; (ii) any extensions or renewal of any Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Indebtedness; (iii) any waiver or indulgence granted to the Company or any delay or lack of diligence in the enforcement of the Notes or any other Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Company or any other guarantor or other person liable on any Indebtedness;
(v) any release, surrender, cancellation or other discharge of any Indebtedness (other than discharge upon payment or conversion in full of the Indebtedness in accordance with its terms) or the acceptance of any instrument in renewal or substitution for any instrument evidencing Indebtedness; (vi) any failure to obtain collateral security (including rights of setoff) for any Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Indebtedness; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Indebtedness; (viii) any assignment, sale, pledge or other transfer of any of the Indebtedness; or (ix) any manner, order or method of application of any payments or credits on any Indebtedness. Each of the Guarantors waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

                  6. Each of the Guarantors waives any and all defenses, claims, setoffs and discharges of the Company, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment or conversion in full of the Indebtedness in accordance with its terms. Without limiting the generality of the foregoing, the Guarantors will not assert

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against the Collateral Agent any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to the Company in respect of the Indebtedness, or any setoff available against the Collateral Agent, the holders of the Indebtedness, or any of them, to the Company, whether or not on account of a related transaction, and each of the Guarantors expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing any Indebtedness, notwithstanding provisions of Minnesota or other law that may prevent the Collateral Agent or any of the holders of the Indebtedness from enforcing such deficiency against the Company or any other Guarantor. The liability of a Guarantor hereunder and under any other Transaction Documents to which such Guarantor is a party shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Company or any of the Company's assets. The Guarantors will not assert against the Collateral Agent any claim, defense or setoff available to any of the Guarantors against the Company.

                  7. The Guarantors also hereby waive: (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Indebtedness; (ii) notice of the acceptance hereof by the Collateral Agent and of the creation and existence of all Indebtedness; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Notes, the Note Purchase Agreement or any of the other Transaction Documents. None of the Collateral Agent or the holders of the Indebtedness shall be required to first resort for payment of the Indebtedness to the Company or any other persons, or their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

                  8. Whenever, at any time or from time to time, any Guarantor shall make any payment hereunder to the Collateral Agent, such Guarantor shall notify the Collateral Agent in writing that such payment is made under this Guaranty for such purpose. If any payment applied by the Collateral Agent or any of the holders of the Indebtedness to the Indebtedness (whether from the Company, any of the Guarantors, or otherwise) is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

                  9. No payment by any Guarantor pursuant to any provision hereof or of any other Transaction Documents to which such Guarantor is a party shall entitle such Guarantor, by subrogation to the rights of the holders of the Indebtedness or otherwise, to any payment by the Company or any of the other Guarantors, or out of the property of the Company or any of the other Guarantors, until all of the Indebtedness has been fully paid and

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discharged. None of the Guarantors will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to it as to any of the Indebtedness, or against any person liable therefor, or as to any collateral security therefor, unless and until all of the Indebtedness has been fully paid and discharged.

                  10. Each of the Guarantors represents and warrants to the Collateral Agent that it (i) is not insolvent as of the date hereof, and shall not become insolvent as a result of the execution and delivery of this Guaranty, (ii) is not engaged in business or a transaction, or about to engage in business or a transaction, for which its property is an unreasonably small capital, and (iii) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

                  11. This Guaranty shall be a continuing, absolute, unconditional and irrevocable guaranty and shall be in force and be binding upon the Guarantors until all of the Indebtedness is fully paid and discharged.

                  12. This Guaranty shall be binding upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors and assigns (including without limitation any successor Collateral Agent under and as defined in the Note Purchase Agreement).

                  13. EACH OF THE GUARANTORS AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER TRANSACTION DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF THE COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH THE COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND PERSONAL JURISDICTION OVER SUCH GUARANTOR. EACH OF THE GUARANTORS WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 13, AND EACH OF THE GUARANTORS WAIVE ITS RIGHT TO TRIAL BY JURY.

                  14. This Guaranty contains the entire agreement among the Collateral Agent and the Guarantors with respect to the subject matter hereof. This Guaranty may not be amended or waived, except by a writing signed by the Guarantors and the Collateral Agent. This Guaranty shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of law. If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect

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any other provision hereof. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty. This Guaranty may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

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                  IN WITNESS WHEREOF, the Guarantors have executed this
Guaranty as of the day and year first above written.

                                       SELECT COMFORT RETAIL CORPORATION


                                       By:  /s/ Mark A. Kimball
                                          ------------------------------------
                                          Name:  Mark A. Kimball
                                          Title:  Senior Vice President

                                       SELECT COMFORT DIRECT CORPORATION


                                       By:  /s/ Mark A. Kimball
                                          ------------------------------------
                                          Name:  Mark A. Kimball
                                          Title:  Senior Vice President

                                       SELECT COMFORT SC CORPORATION


                                       By:  /s/ Mark A. Kimball
                                          ------------------------------------
                                          Name:  Mark A. Kimball
                                          Title:  Senior Vice President

                                       DIRECT CALL CENTERS, INC.


                                       By:  /s/ Mark A. Kimball
                                          ------------------------------------
                                          Name:  Mark A. Kimball
                                          Title:  Senior Vice President

                                       SELECTCOMFORT.COM CORPORATION


                                       By:  /s/ Mark A. Kimball
                                          ------------------------------------
                                          Name:  Mark A. Kimball
                                          Title:  Senior Vice President

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